Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-174611, 333-58625, 033-40282, 333-97757, 333-125048, 333-156530, 333-181593, 333-204294, 333-211588, 333-218240 and 333-220859) and Form S-3 (Nos. 333-221706 and 333-201532) of Ensco plc of our report dated November 15, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting of Atwood Oceanics, Inc., which appears in this Current Report on Form 8-K/A of Ensco plc.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 15, 2017